ZIASUN TECHNOLOGIES SETTLES GROUNDBREAKING LAWSUIT
                       OVER INTERNET STOCK MANIPULATION.

     Solana Beach, CA., October 25, 2000 -- ZiaSun Technologies,  Inc. (NASD OTC
BB: ZSUN), along with its former president, Tony Tobin, and consultant Bryant Cragun, today announced the settlement of two groundbreaking cybersmear lawsuits against four individuals accused of manipulating ZiaSun's stock by disseminating false statements and "press releases" over the Internet. Through this settlement, ZiaSun, Tobin and Cragun succeeded in stopping a pattern of derogatory statements that harmed the company and drove down stock prices.

     The lawsuits involved conduct beginning in early 1999. ZiaSun and Tobin learned that an anonymous group of apparent short sellers were using Internet bulletin boards to post negative statements the company and Tobin concluded were false. ZiaSun and Tobin filed a lawsuit in Seattle federal court to stop the practices. ZiaSun succeeded in uncovering the identities of these anonymous Internet users and the action was transferred to federal court in California, where one of the defendants resides.

     When Cragun, a consultant for ZiaSun, learned that many of the same individuals were making similar statements about him personally, he sued them in California state court. Cragun's lawsuit accused the defendants of working in conspiracy to manipulate stock prices of several companies including ZiaSun to enhance their profits on short sales.

     Both cases made headlines in January 2000 when the federal court in the ZiaSun case issued the nation's first known preliminary injunction against Internet defamation, and the state court in the Cragun case issued the nation's first known temporary restraining order against Internet market manipulation. The judge in the Cragun case also ordered defendant Floyd Schneider to post a retraction on the Internet of "press releases" he had issued recommending that ZiaSun investors sell their stock.

     In earlier interviews and releases, ZiaSun and Cragun made clear they were suing primarily to enjoin the defendants' practices, which they believed to be unlawful and damaging to markets and investors. In fact, in the state court action, Cragun did not sue for monetary damages, instead asking the court only to enjoin the defendants' conduct and order them to return to investors their alleged profits from short sales.

     After the injunctions issued in January, the cases were vigorously litigated. Late this summer, the state court granted a series of motions brought by Cragun. Cragun had asked the defendants to produce evidence supporting contested statements they had made on the Internet. When they failed to produce any evidence to support their statements -- instead raising numerous objections -- Cragun asked the court to intervene. After a series of contested motions, the court overruled the defendants' objections, ordered the defendants to produce all disputed evidence, including trading records, and issued harsh monetary sanctions of almost $19,000 against the defendants and their attorney. The sanctions were a penalty for their attempts to conceal evidence or their lack of evidence.

     At about the same time, ZiaSun filed a motion asking the federal court to find defendant Floyd Schneider in contempt for violating the January preliminary injunction. Shortly after the discovery and sanctions orders in the state court, and as Schneider was due to defend his alleged contempt in federal court, the defendants agreed to cease and desist from their actions, broadly agreeing to refrain from publishing, on the Internet or otherwise, statements about ZiaSun, Cragun, Tobin, and a variety of other related individuals and companies protected under the settlement agreement.

     ZiaSun and Cragun very pleased with the defendants' agreement to refrain from such wide-ranging conduct. According to ZiaSun President, Al Hardman, "This settlement is a great victory for ZiaSun. The defendants have agreed to far broader restraints than we ever hoped to obtain in court." ZiaSun's attorney, Christopher Howard, labeled the restraint provisions of the agreement as broader than any restraint a court would have the power to order. "The defendants have agreed to waive any First Amendment claims they may have regarding the types of statements covered in the agreement," said Howard. "That's something you can obtain only through an agreement. No court in the country can order a party to waive First Amendment protection." Howard also pointed out that the First Amendment would not afford protection, in or out of court, for the defendants' alleged market manipulation activities. "The First Amendment does not protect all speech," said Howard, "and false statements intended to manipulate the prices of publicly traded stocks have been enjoined by the courts since at least 1934."

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     Under the terms of the settlement, the defendants agreed

          "to refrain from publishing to any third party, directly, indirectly, or through any third party intermediary, any statement, opinion or other communication . . . about . . . Bryant Cragun; ZiaSun Technologies, Inc.; Anthony Tobin; Loraca International, Inc.; Chequemate International, Inc.; Titan Motorcycles of America, Inc.; Asia4Sale; Online Investors Advantage; Dynatech International, Inc.; any plaintiff or cross-defendant in [either of the lawsuits]; any member of Bryant Cragun's or Anthony Tobin's family who defendants know or reasonably should know is related to Cragun or Tobin; any individual or entity who defendants know, reasonably should know, or ever have suggested is related to Bryant Cragun or Anthony Tobin; any person defendants know or reasonably should know is an officer, director, employee, agent, subsidiary, or shareholder of any of the companies identified above; or any person defendants know or reasonably should know is an employee, agent, attorney, accountant, heir, successor, assign, or representative of Bryant Cragun, ZiaSun, or Anthony Tobin."

     The defendants also agreed to cease all postings on any Internet bulletin boards related to any of the companies or individuals protected under the agreement.

     The defendants also agreed to waive any First Amendment protection to make such statements, to the extent the First Amendment protects them, and to submit to jurisdiction of both the federal and state courts to enforce the restraint provisions including by injunctive relief. In fact, as of this release, Cragun has filed a motion asking the state court to enter judgment against the defendants to enforce the settlement.

     To accommodate the settlement, the plaintiffs similarly agreed not to post such statements about the defendants, although the plaintiffs had not engaged in such conduct and none of the defendants had accused them of doing so.

     Under the settlement agreement, both cases will be dismissed as to the settling defendants and all parties will bear their own attorneys' fees and expenses. No money will change hands. In a separate but related agreement, Bryant Cragun purchased an assignment from defendant George Joakimidis of Joakimidis' claims in a cross-complaint. In that cross-complaint, which was filed in state court, Joakimidis claimed to be due payment on an agreement to purchase certain stock holdings he had liquidated. Cragun purchased an assignment of those claims from Joakimidis for $60,000. The assignment will give Cragun all rights to pursue whatever value those claims have.

     According to Cragun, he expects to completely make back the cost of the assignment in short order. "I always felt that the claims against me in the cross-complaint were nothing more than a nuisance," said Cragun. "I had nothing whatsoever to do with the transactions described in the cross-complaint and it was always my opinion that Mr. Joakimidis named me in the cross-complaint only because I had sued him. But it looked like the claims could have some negotiated value against other parties and it was well worth it to buy the assignment in order to help pave the way for the kind of broad relief we obtained in the settlement of the real cases."

     Shortly after purchasing the assignment from Joakimidis, Cragun filed suit against PT Dolok Permai dba International Asset Management, one of the other cross-defendants and a party who Joakimidis alleged to be at the heart of the transaction described in the cross-complaint. According to Cragun, it appears PT Dolok Permai is the party behind Joakimidis' claims. "I don't know much about PT Dolok," said Cragun, "although I have been accused publicly of being part of their operations. Based on Mr. Joakimidis' complaint and the investigation we have done both in the litigation and in our recent efforts to assist the Wall Street Journal in a related investigation, it looks like PT Dolok is behind the transactions that caused Joakimidis to sue. I intend to pursue them to recover the full value of the claims I purchased."

     ZiaSun will continue to pursue its claims against two other defendants in the federal case and, according to company president Al Hardman "ZiaSun will continue to take whatever steps are necessary to protect the interests of its shareholders and will vigorously defend itself against any further manipulation tactics." Cragun previously settled his claims on similar terms with the only other defendant in the state court action.

For Further Information, contact:
Michelle Cutting
Shareholder Services, ZiaSun Technologies Inc.
(858)350-4060
mcutting@pinmail.com